UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 25, 2021
_____________________________________________________

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)
_______________________________________________________________________

Delaware (State of InCompany)	1-6227 (Commission File Number)	42-0823980 (I.R.S. Employer Identification No.)

4600 E. 53rd Street, Davenport, IA 52807
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	LEE	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On February 25, 2021, Lee Enterprises, Incorporated (the “Company”) received notification from the New York Stock Exchange (the “NYSE”) that the Company regained compliance with the NYSE quantitative continued listing standard set forth in Section 802.01B of the NYSE Listed Company Manual. The Company regained compliance under Section 802.01B after the Company achieved compliance with the NYSE’s minimum market capitalization and shareholder’s equity requirements over the past two quarters.

In addition, on January 4, 2021, the Company received notification from the NYSE that the Company regained compliance with the NYSE continued listing criterion set forth in Section 802.01C of the NYSE Listed Company Manual. The Company regained compliance under Section 802.01C after the Company’s average stock price was above the minimum requirement of $1.00 for the 30-day trading period ending December 31, 2020.

These notifications cure all outstanding instances of non-compliance. As previously disclosed, on May 12, 2020, the Company received formal notice from the NYSE that it was not in compliance with the NYSE’s continued listing standards as a result of the average closing price of the Company’s common stock being less than $1.00 per share over a consecutive 30-day trading period, as required by Section 802.01C of the NYSE Listed Company Manual, and not maintaining an average market capitalization of at least $50 million over a 30-day trading period and shareholder’s equity of less than $50 million, as required by Section 802.01B of the NYSE Listed Company Manual.

As previously announced, following approval by the shareholders of Lee Enterprises, Incorporated  (the “Company”), the Board of Directors of the Company approved a 1-for-10 reverse stock split of its Common Stock (the “Reverse Stock Split”).  The Company has determined that the effectiveness (the “Effective Time”) of the Reverse Stock Split will be March 12, 2021 at 5:00 p.m. ET. Upon the Effective Time of the Reverse Stock Split, every ten (10) shares of the Company’s Common Stock issued and outstanding prior to the Effective Time will be consolidated into one (1) issued and outstanding share, with no change in the par value per share.

Upon the Effective Time of the Reverse Stock Split, the number of authorized shares of Common Stock will be reduced from 120 million shares to 12 million shares of Common Stock and the number of authorized shares of Class B Common Stock will be reduced from 30 million shares to 3 million shares of Class B Common Stock.

Safe Harbor

The information provided in this Report may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “plans,” “expects,” “intends,” “will,” “potential,” “hope” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in report relating to the Company may be found in the Company’s periodic filings with the Commission, including the factors described in the sections entitled “Risk Factors,” copies of which may be obtained from the SEC’s website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements contained in this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: March 1, 2021	By:	/s/ Timothy R. Millage
Timothy R. Millage
Vice President, Chief Financial Officer and Treasurer